As filed with the Securities and Exchange Commission on August 6, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3156167
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two Mill & Main Place, Suite 395

Maynard, Massachusetts 01754

(978) 648-6000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

David A. Frank

Chief Financial Officer

AquaBounty Technologies, Inc.

Two Mill & Main Place, Suite 395

Maynard, Massachusetts 01754

(978) 648-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jocelyn A. Arel, Esq. Michael J. Minahan, Esq. Goodwin Procter LLP 100 Northern Ave. Boston, Massachusetts 02210 (617) 570-1000	Angela M. Olsen, Esq. General Counsel and Corporate Secretary AquaBounty Technologies, Inc. Two Mill & Main Place, Suite 395 Maynard, Massachusetts 01754 (978) 648-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to b Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	18,219,824	$4.93	$89,823,732.32	$9,799.77

(1)

Represents shares offered by the Selling Shareholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also registers an indeterminate number of shares that may be issued upon stock splits, stock dividends or similar transactions effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2)

Pursuant to Rule 457(c) of the Securities Act, the proposed maximum offering price per unit, proposed maximum offering price and registration fee are computed based on the average high and low prices reported for the registrant’s common stock traded on The Nasdaq Global Market on August 2, 2021, which was $4.93.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These Securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 6, 2021

PROSPECTUS

18,219,824 Shares

Common Stock

Offered by the Selling Shareholders

This prospectus relates solely to the proposed resale or other disposition, from time to time, of up to 18,219,824 shares of common stock, $0.001 par value per share (the “Shares”), of AquaBounty Technologies, Inc. (the “Company,” “we” or “us”) by the selling shareholders (the “Selling Shareholders”) identified in this prospectus. See “Selling Shareholders.” The registration of the Shares does not require the Selling Shareholders to sell any of the Shares nor does it require us to issue any securities. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

The Selling Shareholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Shareholders may sell their Shares hereunder following the effective date of the registration statement of which this prospectus forms a part. The Selling Shareholders from time to time may offer and sell the shares held by them on any national securities exchange or quotation service on which the securities maybe listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, as described in more detail in this prospectus. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation, and any over-allotment options held by them will be described in the applicable prospectus supplement. See the section titled “Plan of Distribution.”

We will not receive any proceeds from the sale of the shares by the Selling Shareholders.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AQB.” On August 2, 2021, the last reported sale price of our common stock as reported on The Nasdaq Capital Market was $4.87 per share.

We are an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012 and, as such, have elected to avail ourselves of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 7 and any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is             , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the Selling Shareholders may, at any time and from time to time, offer and sell the shares described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the shares the Selling Shareholders we may offer. Each time the Selling Shareholders sell our shares using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add to, update, or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference” on page 25 of this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 26 of this prospectus.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus, any prospectus supplement, or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus, any prospectus supplement, or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement, or any document incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

Unless otherwise specified or the context requires otherwise, the terms “AquaBounty Technologies,” “AquaBounty,” “the Company,” “we,” “us,” and “our company” mean AquaBounty Technologies, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial or operating performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “continue,” “could,” “intends,” “target,” “projects,” “contemplates,” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect our results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, and under the heading “Risk Factors” in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this prospectus and in the documents that we reference herein include statements about:

•	the anticipated benefits and characteristics of our genetically engineered (“GE”) Atlantic Salmon product;

•	the implementation and likelihood of achieving the business plan, future revenue, and operating results;

•	our plans for (including without limitation, projected costs, locations and third-party involvement) and the timing of the development of new farms and the output of those farms;

•	developments concerning our research projects;

•	our expectations regarding our ability to successfully enter new markets or develop additional products;

•	our competitive position and developments and projections relating to our competitors and our industry;

•	expectations regarding anticipated operating results;

•	our cash position and ability to raise additional capital to finance our activities;

•	the impact of the evolving COVID-19 pandemic (the “COVID-19 pandemic”) on our business, operations and financial results, any of which could be significantly impaired by the COVID-19 pandemic;

•	our ability to protect our intellectual property and other proprietary rights and technologies;

•	the impact of and our ability to adapt to changes in laws or regulations and policies;

•	the ability to secure any necessary regulatory approvals to commercialize any products;

•	the rate and degree of market acceptance of any products developed through the application of bioengineering, including bioengineered fish;

•	our ability to retain and recruit key personnel;

•	the success of any of our future acquisitions or investments;

•	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act (the “JOBS Act”);

•	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing; and

•	other risks and uncertainties referenced under “Risk Factors” below and in any applicable prospectus supplement and any documents incorporated by reference herein and therein.

Forward-looking statements contained in this prospectus or in the documents that we reference herein represent our views only as of the respective dates on which such statements were made. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date on which they were made.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” contained in this prospectus, any applicable prospectus supplement, and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

AquaBounty is a leader in the field of land-based aquaculture and the use of technology for improving its productivity and sustainability. Our objective is to ensure the availability of high-quality seafood to meet global consumer demand, while addressing critical production constraints in the most popular farmed species. We are committed to feeding the world efficiently, sustainably and profitably. Aquaculture is the farming of aquatic organisms such as fish, shellfish, crustaceans, and aquatic plants. It involves cultivating freshwater or saltwater species under controlled conditions, as an alternative to the commercial harvesting of wild species of aquatic organisms. According to the Food and Agriculture Organization of the United Nations (“FAO”), aquaculture was a $250 billion industry in 2018, and we are targeting the $17 billion salmon farming segment of that industry.

Our GE Atlantic salmon is based upon proprietary salmon genetics and grows to harvest size faster than conventional Atlantic salmon. Our salmon was approved for production, sale, and consumption in the United States on November 19, 2015 by the Food and Drug Administration (“FDA”). This was followed by an approval from Health Canada for the production, sale, and consumption of our GE Atlantic salmon in Canada on May 19, 2016. On May 6, 2021, we received approval from Brazil’s National Biosafety Technical Commission for the sale and consumption of our GE Atlantic salmon in Brazil. Consequently, we have received approvals for our product from what we believe are three of the most respected and rigorous regulatory agencies in the world.

We farm our GE Atlantic salmon in land-based, recirculating aquaculture systems (“RAS”), which allow inland fish farms to be established close to major demand centers in a profitable and environmentally sustainable manner. We believe that our 25 years of experience growing salmon in land-based farms, coupled with the unique genetics of our faster-growing GE Atlantic salmon, provides us with a competitive advantage and an opportunity to establish multiple salmon farms throughout North America and the world.

We currently have two salmon farms in production – a 1,200 metric ton facility in Indiana and a 250 metric ton demonstration facility on Prince Edward Island. Our plans include the construction of a new 10,000 metric ton farm in the Midwest United States during the next eighteen months and an additional three to four new 10,000 metric ton farms in North America at sites close to consumer consumption over the next seven-to-ten years. We are also pursuing regulatory approval for our GE Atlantic salmon in China and Israel, with the goal of entering those markets with local partners in the form of joint ventures or licensing arrangements. Additionally, we plan to utilize our expertise in biotechnology and RAS operations to enter complimentary areas of the aquaculture industry.

Our strategy is to continually strengthen our core capabilities, scale our business and pursue growth opportunities.

We have incurred significant losses since our inception. We expect to continue to incur significant losses for the foreseeable future, and we may never achieve or maintain profitability. For the fiscal years ended December 31, 2020, 2019, and 2018, we experienced net losses of $16.2 million, $13.2 million, and $10.4 million, respectively.

We were formed under the laws of the State of Delaware on December 17, 1991. Our principal executive offices are located at 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754. Our telephone number is (978) 648-6000. On January 19, 2017, our common stock began trading on The Nasdaq Capital Market under the symbol “AQB.”

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter and our annual revenues are more than $100 million during the most recently completed fiscal year, or our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

Although we are still evaluating the JOBS Act, we currently intend to take advantage of some, but not all, of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company” and “smaller reporting company.” We have elected to avail ourselves of this exemption and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies or smaller reporting companies. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our financial position and results of operations. In addition, our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company,” which may increase the risk that material weaknesses or significant deficiencies in our internal control over financial reporting go undetected. Likewise, so long as we qualify as a “smaller reporting company” or an “emerging growth company,” we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would otherwise have been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate our company. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile and may decline.

THE OFFERING

Common stock offered for the Selling Shareholders:	18,219,824 shares.

Use of proceeds:	We will not receive any proceeds from the sale of our common stock by the Selling Shareholders pursuant to this prospectus. See “Use of Proceeds” and “Selling Shareholders.”

Plan of Distribution:	The Selling Shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the common stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

Risk factors:	Investing in our common stock involves significant risks. See “Risk Factors” on page 12 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

The Nasdaq Capital Market symbol:	“AQB”

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed in the section titled “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed under “Part I—Item 1A—Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and “Part II—Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, as they may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

We are registering the resale of these shares of common stock by the Selling Shareholders. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the shares covered hereby. The net proceeds from the sale of the shares offered by this prospectus will be received by the Selling Shareholders.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock. We adopted our Charter in connection with the registration of our common stock on the Nasdaq stock market, and this description summarizes the provisions included in such document, as well as those contained in our Amended and Restated Bylaws (our “Bylaws”). Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Charter and Bylaws, which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law. Our authorized capital stock consists of 80,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

As of June 30, 2021, there were 71,025,738 shares of our common stock outstanding, held by 303 stockholders of record, and no shares of our preferred stock outstanding. Included in the outstanding shares of our common stock are 70,163 shares of restricted stock that are subject to vesting requirements. Our board of directors is authorized, without stockholder approval except as required by the listing standards of The Nasdaq Capital Market, to issue additional shares of our capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. A majority of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote is required for any action by the shareholders except (a) as otherwise provided by law or the Third Amended and Restated Certificate of Incorporation and (b) that directors are to be elected by a plurality of the votes cast at elections. Holders of shares of our common stock do not have cumulative voting rights in the election of directors.

Our Third Amended and Restated Certificate of Incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting; that stockholders may not take any action by written consent in lieu of a meeting; that only the chairman of our Board of Directors, our chief executive officer, or a majority of the authorized number of directors may call special meetings of stockholders; and that only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Amended and Restated Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption, or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All of the outstanding shares of our common stock are, and the shares of our common stock to be issued by us pursuant to this offering will be, fully paid and non-assessable.

Preferred Stock

Our Board is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series; to establish from time to time the number of shares to be included in each series; and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

We will fix the rights, preferences, and privileges of the preferred stock of each such series, as well as any qualifications, limitations, or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period, payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale, or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of certain United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; and

•	any other specific terms, preferences, rights, or limitations of, or restrictions on, the preferred stock.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our Charter if the amendment would change the par value; the number of authorized shares of the class; or the powers, preferences, or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Outstanding Warrants

As of June 30, 2021, we had warrants outstanding and exercisable for 418,441 shares of our common stock (the “Outstanding Warrants”). Below is a summary of the Outstanding Warrants. The offering and sale of the Outstanding Warrants, and the shares of common stock underlying the Outstanding Warrants, were registered under our Registration Statement on Form S-1 (File No. 333-221435), filed with the SEC on November 8, 2017 and declared effective on January 12, 2018 (the “Prior Registration Statement”).

The material terms and provisions of the Outstanding Warrants are summarized below. The following description is subject to, and qualified in its entirety by, the form of Common Stock Purchase Warrant, which was filed as an exhibit to Amendment No. 2 to the Prior Registration Statement on January 9, 2018. You should review a copy of the form of Common Stock Purchase Warrant for a complete description of the terms and conditions applicable to the Outstanding Warrants.

Term

The Outstanding Warrants are exercisable upon issuance and for five years from the date of issuance but not thereafter.

Exercise Price

The exercise price of the Outstanding Warrants is $3.25 per share. The exercise price and number of shares of our common stock issuable upon the exercise of the Outstanding Warrants are subject to adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization, or similar transaction. The exercise price can also be lowered by us for any period of time, with the prior written consent of the holders of a majority in interest of the Outstanding Warrants then outstanding, unless prohibited by the listing rules of the exchange on which our common stock is listed.

Exercisability

The Outstanding Warrants are immediately exercisable upon issuance and are exercisable at any time during the term of the Outstanding Warrants. The Outstanding Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any of the Outstanding Warrants. As to any fraction of a share that the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Outstanding Warrants or round up to the next whole share.

Transferability

Subject to applicable laws, any Outstanding Warrant may be transferred at the option of the holder thereof upon surrender of that Outstanding Warrant to us, together with the appropriate instruments of transfer, provided that we may require an opinion of counsel in connection with certain transfers.

Authorized Shares

During the period the Outstanding Warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the Outstanding Warrants upon the exercise of the Outstanding Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Outstanding Warrants, which include, generally, any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then, upon any subsequent exercise of an Outstanding Warrant, the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Outstanding Warrant is exercisable immediately prior to such event. Any successor to us or surviving entity is obligated to assume the obligations under the Outstanding Warrants. In the event of certain fundamental transactions, the Company shall, at each Outstanding Warrant holder’s option, purchase such holder’s Outstanding Warrant by paying an amount in cash equal to the Black Scholes value of the remaining unexercised portion of such Outstanding Warrant.

Right as a Stockholder

Except as otherwise provided in the Outstanding Warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the Outstanding Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Outstanding Warrants.

Waiver and Amendments

The terms of any Outstanding Warrant, other than a lowering of the exercise price as described above, may be amended or waived with our written consent and the written consent of the holder of such Outstanding Warrant.

Beneficial Ownership Limitation

Subject to limited exceptions, a holder of an Outstanding Warrant will not have the right to exercise any portion thereof if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon notice to us, the holder may increase or decrease the Beneficial Ownership Limitation; and, provided further, that in no event shall the Beneficial Ownership Limitation exceed 9.99% and in no event shall any increase in the Beneficial Ownership Limitation be effective until 61 days following notice of such increase from the holder to us.

Registration Rights

Other than those rights set forth in the Letter Agreement between the Company, TS Aquaculture LLC and the Selling Shareholders dated July 31, 2021, which is described below under the heading “Selling Shareholders – Letter Agreement”, there are no rights with regard to registration under the Securities Act of 1933 of our common stock or preferred stock.

Anti-Takeover Provisions

The provisions of Delaware law, our Charter, and our Bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales, or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing a change in our control.

Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions

Our Charter and our Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:

•

Board of Directors Vacancies. Our Charter and Bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors and promotes continuity of management.

•

Stockholder Action; Special Meeting of Stockholders. Our Charter provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws. Our Bylaws further provide that special meetings of our stockholders may be called only by the Chairman of our board of directors or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Charter does not provide for cumulative voting.

•

Removal of Directors. Our Charter provides that stockholders may remove directors for cause only by affirmative vote of a majority of the voting power of the outstanding voting stock and without cause only by affirmative vote of two-thirds of the voting power of our then-outstanding voting stock.

•

Amendment of Charter or Bylaw Provisions. Any amendment of the above provisions in our Charter or Bylaws would require approval by holders of at least two-thirds of the voting power of our then-outstanding voting stock.

•

Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “AQB.”

SELLING SHAREHOLDERS

This prospectus relates to the possible resale from time to time by the stockholders named herein, who we refer to in this prospectus as the “Selling Shareholders,” of up to an aggregate maximum amount of 18,219,824 shares of our common stock in one or more offerings, subject to market conditions and prices, liquidity objectives and other investment considerations.

We will not receive any proceeds from the resale of the common stock by the Selling Shareholders. We are registering the above-referenced Shares to permit the Selling Shareholders and their pledgees, donees, transferees, or other successors-in interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein. The Selling Shareholders are under no obligation to resell all or any portion of such Shares, nor are the Selling Shareholders obligated to resell any Shares immediately, under this prospectus.

To our knowledge, the Selling Shareholders have not had any position with, held any office of, or had any other material relationship with us during the past three years, except as described (i) in this prospectus, including in the footnotes to the table below and under “—Letter Agreement” below, (ii) in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 9, 2021, which information is incorporated herein by reference, (iii) in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2021, including the Relationship Agreement to which we and TS AquaCulture LLC are party and certain director designation rights of TS AquaCulture, described therein under “Related-Party Transactions, Policies and Procedures” and “Board Composition; Director Designation Rights,” which information is incorporated herein by reference and (iv) in the other documents incorporated herein by reference. This prospectus has been filed pursuant to approval from the disinterested and independent members of the Audit Committee of our Board of Directors, in compliance with our policies and procedures on related-party transactions

The following table sets forth the information about the Selling Shareholders, including the number of shares of our common stock beneficially owned by such Selling Shareholders immediately prior to the date of this prospectus. Unless otherwise indicated in the footnotes below, we believe that the Selling Shareholders have sole voting and investment power with respect to all shares beneficially owned. The information set forth below is based upon information obtained from the Selling Shareholders and assumes that no additional shares of our common stock are subsequently bought or sold by the Selling Shareholders. The percentages of shares owned are based on 71,025,738 shares of our common stock outstanding as of June 30, 2021.

The Shares may be sold by the Selling Shareholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute their Shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes the sale of all Shares offered by each of the Selling Shareholders. The Selling Shareholders are under no obligation to resell all or any portion of such Shares, nor are the Selling Shareholders obligated to resell any Shares immediately, under this prospectus. The Selling Shareholders may sell less than all of the Shares listed in the table. In addition, the Shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of Shares the Selling Shareholders will sell under this prospectus

	Beneficial Ownership Prior to the Date of this Prospectus		Beneficial Ownership Assuming the Sale of All Shares registered pursuant to this Prospectus
Name	Number of Shares	Percent of Outstanding Common Stock	Number of Shares	Percent of Outstanding Common Stock
R.J. Kirk Declaration of Trust (2)	6,707,938	9.444%	—	*
Alana D. Kirk (2)	2,159	*	—	*
JPK 2008, LLC (2)	394,081	*	—	*
MGK 2008, LLC (2)	394,793	*	—	*
ZSK 2008, LLC (2)	396,062	*	—	*
JPK 2009, LLC (2)	1,130,803	1.592%	—	*
MGK 2009, LLC (2)	1,162,189	1.636%	—	*
ZSK 2009, LLC (2)	77,032	*	—	*
ADC 2010, LLC (2)	3,199	*	—	*
MGK 2011, LLC (2)	352,733	*	—	*
JPK 2012, LLC (2)	628,993		—	*
Kellie L Banks (2009) Long Term Trust (2)	75,004		—	*
Sunset 2020, LLC (2)	6,038,838	8.502%	—	*
Kapital Joe, LLC (2)	99,537	*	—	*
Lotus Capital (2000) Company, Inc. (2)	20	*	—	*
Third Security Staff 2001 LLC (2)	4,659	*	—	*
Third Security Senior Staff 2006 LLC (2)	1,770	*	—	*
Third Security Staff 2006 LLC (2)	885	*	—	*
Third Security Incentive 2006 LLC (2)	295	*	—	*
Third Security Senior Staff 2007 LLC (2)	74,765	*	—	*
Third Security Staff 2007 LLC (2)	37,383	*	—	*
Third Security Incentive 2007 LLC (2)	12,461	*	—	*
Third Security Senior Staff 2008 LLC (2)	44,543	*	—	*
Third Security Staff 2009 LLC (2)	20,712	*	—	*
Third Security Incentive 2009 LLC (2)	10,358	*	—	*
Third Security Staff 2010 LLC (2)	23,831	*	—	*
Third Security Incentive 2010 LLC (2)	11,917	*	—	*

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

This table is based upon information supplied by the Selling Shareholders, which information may not be accurate as of the date hereof. We have determined beneficial ownership in accordance with the rules of the SEC. Applicable percentages for the Common Stock are based on the 71,025,738 shares of Common Stock outstanding on June 30, 2021.

(2)

Randal J. Kirk exercises voting and dispositive control over these shares of Common Stock other than the shares owned by Alana Kirk. Further, Ms. Kirk, a member of the Company’s Board of Directors, is married to Mr. Kirk and has reported that she beneficially owns 2,159 shares of our common stock in her own name, which is less than one percent of our outstanding shares. Based on these holdings, Mr. Kirk, Third Security’s Chairman and Senior Managing Director, and Ms. Kirk have each reported control over approximately 25.7% of our outstanding shares. Mr. and Ms. Kirk each disclaim beneficial ownership of the shares owned directly by the other, and Ms. Kirk disclaims beneficial ownership of the shares deemed beneficially owned by Mr. Kirk, other than those that she owns directly. In addition, Mr. Kirk disclaims beneficial ownership of shares owned by the Selling Shareholders other than Ms. Kirk except to the extent of any pecuniary interest therein.

Letter Agreement

We, TS Aquaculture LLC and the Selling Shareholders are party to a Letter Agreement dated as of July 31, 2021 that requires that we file a registration statement to register the shares of Common Stock held by the Selling Shareholders and keep it effective for a period of not less than 24 months. TS Aquaculture LLC agreed to pay all expenses incurred in connection with such registration statements. We and TS Aquaculture LLC also agreed to modify the terms of the Relationship Agreement by and between us and TS Aquaculture LLC as successor in interest to Intrexon Corporation so as to restrict assignments of the rights of TS Aquaculture LLC thereunder. TS Aquaculture is affiliated with the Selling Shareholders and has appointed three members of our board pursuant to the Relationship Agreement.

PLAN OF DISTRIBUTION

We are registering the shares of common stock of AquaBounty, Inc., par value $0.001 per share, or the Common Stock, which we refer to herein as Shares, issued to the Selling Shareholders to permit the resale of these Shares by the holders of the Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Shares. The Selling Shareholders will bear all fees and expenses incident to our agreement to register the Shares.

The Selling Shareholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	an underwritten offering;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as amended, or the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. If the Selling Shareholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

The Selling Shareholders may transfer and donate the Shares in other circumstances in which case the transferees or donees, pledgees will be the selling beneficial owners for purposes of this prospectus.

Any broker-dealer or agents participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Each Selling Shareholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. Upon the Company being notified in writing by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some U.S. states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Shareholders will pay all of the expenses incurred in connection with the registration of the Shares, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws, all underwriting discounts and selling commissions, if any, and any legal or other expenses incurred by us or them in connection with the registration and offer and sale of the Shares.

LEGAL MATTERS

Goodwin Procter LLP, Boston, Massachusetts, will pass upon the validity of the securities being offered by this prospectus. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements of the Company, incorporated in this prospectus by reference from the Company’s Annual Reports on Form 10-K as of and for the years ended December 31, 2020 and 2019, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is an important part of this prospectus. To the extent that any statement that we make in this prospectus is inconsistent with the statements made in the applicable prospectus supplement or the information incorporated by reference, the statements made in this prospectus are deemed modified or superseded by the statements made in such prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities covered by the applicable prospectus supplement (other than information deemed furnished pursuant to Items 2.02 and 7.01 of Form 8-K). The documents we are incorporating by reference are:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March  9, 2021, and our definitive proxy statement on Schedule 14A (with respect to those portions specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020), which was filed with the SEC on April 21, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 4, 2021;

•

our Current Reports on Form 8-K filed with the SEC on February 5, 2021, February  8, 2021, March  2, 2021, March  9, 2021, May  4, 2021, May  10, 2021, May  28, 2021, July  7, 2021, July  29, 2021 and August 4, 2021 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus supplement); and

•

the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 9, 2021 (including any further amendment or reports filed with the SEC for the purpose of updating such description).

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to Corporate Secretary, AquaBounty Technologies, Inc., 2 Mill & Main Place, Suite 395, Maynard Massachusetts 01754, Telephone: (978) 648-6000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 relating to the offering of these securities. This prospectus omits some information set forth in the registration statement in accordance with SEC rules and regulations. The registration statement, including the attached exhibits, contains additional relevant information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings.

The registration statement and the documents referred to above under “Incorporation of Certain Information by Reference” are also available on our Internet website, www.aquabounty.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

18,219,824 Shares

Common Stock

Offered by the Selling Shareholders

PROSPECTUS

The date of this prospectus is August 6, 2021

PART II—Information Not Required in the Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses (other than the actual registration fee), other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the securities being registered:

Securities and Exchange Commission registration fee		$9,799.77
FINRA filing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and miscellaneous expenses		*
Transfer agent fees and expenses		*

Total	$	*

*	To be provided by amendment or as an exhibit to a filing with the SEC under Sections 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934, as amended.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

Our Charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our Bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our Bylaws provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

The limitation of liability and indemnification provisions that are included in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Any underwriting agreement filed as Exhibit 1.1 to this registration statement may provide for indemnification by the underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act and otherwise.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits

The following exhibits are filed herewith and as part of this registration statement.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1(1)	Third Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.1)

3.2(2)	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Registrant

3.3(3)	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Registrant

3.4(4)	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Registrant

3.5(1)	Amended and Restated Bylaws of the Registrant (Exhibit 3.2)

4.1(1)	Form of Common Stock Certificate of the Registrant (Exhibit 4.1)

5.1	Opinion of Goodwin Procter LLP

10.1(5)	Letter Agreement by and among the Registrant, TS AquaCulture LLC and the other parties thereto dated July 31, 2021

23.1	Consent of Wolf & Company, P.C., Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on applicable signature pages to this registration statement on Form S-3)

(1)

Incorporated by reference to the exhibits to the Registrant’s Registration Statement on Form 10, filed on November 7, 2016 (No. 001-36426). The number given in parentheses indicates the corresponding exhibit number in such Form 10.

(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed January 6, 2017.
(3)	Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, filed on January 15, 2020 (No. 333-235919).
(4)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 19, 2020.
(5)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 4, 2021.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B,

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(ii)

If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maynard, Commonwealth of Massachusetts, on the 6th day of August, 2021.

AQUABOUNTY TECHNOLOGIES, INC.

By:	/s/ Sylvia Wulf
Sylvia Wulf
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Sylvia Wulf, David A. Frank and Angela M. Olsen, and each of them acting singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of AquaBounty Technologies, Inc., and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sylvia Wulf Sylvia Wulf	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2021

/s/ David A. Frank David A. Frank	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 6, 2021

/s/ Richard J. Clothier Richard J. Clothier	Chairman of the Board, Director	August 6, 2021

/s/ Theodore J. Fisher Theodore J. Fisher	Director	August 6, 2021

/s/ Ricardo J. Alvarez Ricardo J. Alvarez	Director	August 6, 2021

/s/ Alana D. Kirk Alana D. Kirk	Director	August 6, 2021

/s/ Christine St.Clare Christine St.Clare	Director	August 6, 2021

/s/ Rick Sterling Rick Sterling	Director	August 6, 2021

/s/ James C. Turk Jr. James C. Turk Jr.	Director	August 6, 2021

/s/ Gail Sharps Myers Gail Sharps Myers	Director	August 6, 2021